Exhibit 5.1

May 8, 2007

Board of Directors
1ST PACIFIC BANCORP
4275 Executive Square, Suite 650
La Jolla, California 92037

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission to register up to 1,300,000 shares of common stock, no par value per share (the “Shares”), of 1st Pacific Bancorp, a California corporation (the “Company”), under the Securities Act of 1933, as amended (the Securities Act”), to be issued in connection with the Agreement and Plan of Reorganization and Merger dated February 22, 2007, by and among 1st Pacific Bancorp, 1st Pacific Bank of California and Landmark National Bank (the “Merger Agreement”).

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate.  For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.  Our opinion is limited solely to matters set forth herein.  The law covered by the opinions expressed herein is limited to the Federal law of the United States and the law applicable to corporations of the State of California.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the Shares being offered pursuant to the Merger Agreement, when issued in accordance with the Registration Statement and the provisions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto and to the references to our firm and such opinion in such Registration Statement.

Very truly yours,

/s/ Luce, Forward, Hamilton & Scripps LLP

LUCE, FORWARD, HAMILTON & SCRIPPS LLP